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EXHIBIT 23.3


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 (No. 333-126491) of our report dated March 19, 2004, relating to the consolidated financial statements of Genius Products, Inc., and to the reference to our firm under the caption "Experts" in the Prospectus of Genius Products, Inc.



/s/ CACCIAMATTA ACCOUNTANCY CORPORATION


Irvine, California
July 28, 2005